Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Director Option Plan, 2000 Employee Stock Purchase Plan and 2000 Stock Plan of Microtune, Inc. of our report dated February 24, 2004 with respect to the consolidated financial statements of Microtune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Dallas, Texas

October 28, 2004